FORM 8K
Amended Form 8k




Wednesday December 16, 2020




FORM 8K
Amended Form 8k


Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event report:
Wednesday             December 16, 2020



Access-Power & Co., Inc.
(Exact name of registrant as specified in its charter)

State of Jurisdiction of incorporation: FLORIDA
Operating State:  Michigan
Commission File No: 333-65069
IRS Employer Identification No: 59-3420985


(Address of Principal Executive Officers)



Access-Power, & Co., Inc.
PO BOX 598
Grand Haven, MI  49417


Registrant telephone number, including area code:
616-312-5390

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):

[] Written communications pursuant to Rule 425 under securities Act (17 CFR230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Matters...

Dear Shareholders of  ACCR and Esteemed Commissioners of the SEC,

We would like to update our Shareholders with the following series of events:

1. ACCR sold back to the original seller, the 2013 BMW 750Li. We had the vehicle for over 5 months, added almost 4,000 miles, and we estimate our loss was approximately was the State of Michigan taxes on the vehicle, or about $1,200.00. We will be keeping the 2010 BMW special edition M650i - unbelievable start "VRRROOOOOMMMMM!"
and we plan to offer this vehicle for sale again in the Spring of 2021.

2. ACCR cash on hand today: $36,636.63. Our fixed operating costs run $2,385.00 per month, and any monthly deficits are covered by paid-in-capital cash contributions by our Director.

3. ACCR has an offer on the table from an experienced CPA/AUDITOR to help us get PINK CURRENT by January 24, 2021 re-application date with OTC Markets. We remind of our PINK CURRENT application denial on July 24, 2020 by OTCM, and their encouragement to re-apply within six (6) months.

4. ACCR will be withdrawing our FORM 10 recently filed with the Commission. Please give us some more time to catch up. We promise not to dilute our Shareholders without a good deal on the table. We promise to use our capital structure in a very prudent manner. We will work hard during 2021 to re-register our Shares according to all the laws and spirit of the Securities Acts of '33 and the Exchange Act of '34.

5. ACCR share structure remains the same, with our DTCC float of 98,376,146 common shares. We only have common stock in our capital structure. ACCR does not believe in promotion.

6.  ACCR has zero debt.   We remind the Commission of the two "FINRA
Daily Lists" our Company achieved in September 2018 and May 2020.

7.  ACCR has the Spirit of a Warrior, and we promise to always make
good decisions for the benefit of our common shareholders.   We wish to
gain a solicited quote status from a Market Maker in 2021.   It is time
for us to find a new management team, and reverse merger.

Please, just give me some more time.  ACCR will come back...

https://www.youtube.com/watch?v=xbhCPt6PZIU

Sincerely, and with all the respect in the world, as your Director,




x /s/__________________________________________

Patrick J Jensen
Sole Director of ACCR
Access-Power & Co., Inc.

Wednesday
December 16, 2020




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The following should be considered in connection with
an evaluation of our business and recent market activities as described above: There are various risk factors that should be carefully considered in evaluating our business; because such factors may have a significant impact on our business, our operating results, our liquidity and financial condition. As a result of these various risk factors, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, result of operations, liquidity and financial condition. If any such risks occur, our business, its operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, if a stable trading market for our securities is established, the trading price of our securities could decline, and you may lose all or part of your investment.

SECURITIES ISSUED BY THE COMPANY
INVOLVE A HIGH DEGREE OF RISK AND,
THEREFORE, SHOULD BE CONSIDERED
EXTREMELY SPECULATIVE. THEY SHOULD
NOT BE PURCHASED BY PERSONS
WHO CANNOT AFFORD THE POSSIBILITY
OF THE LOSS OF THE ENTIRE INVESTMENT.
PROSPECTIVE INVESTORS SHOULD READ
ALL OF THE COMPANY'S FILINGS, INCLUDING
ALL EXHIBITS, AND CAREFULLY CONSIDER,
AMONG OTHER FACTORS THE VARIOUS
RISK FACTORS THAT MAY  BE PRESENT.

BEWARE OF NAKED SHORTING IN OUR SHARES

You should be aware that there are many
substantial risks to an investment in our common stock.
Carefully consider these risk factors, along with any available information currently reported by the Company
(of which there are note), before you decide to invest in shares of our common stock.
If these risk factors were to occur, our business, financial condition, results of operations or future prospects could be materially adversely affected. If that happens, the market price for our common stock, if any, could decline, and prospective investors would likely lose all or even part of their investment. Cautionary Language Concerning
Forward-Looking Statements Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate",
"expect", "intend", and similar expressions, as they relate to the Company r its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict.

Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors.

END of REPORT